SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 12, 2012

(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On September 12, 2012, the board of directors of American International Industries, Inc. (“American") accepted the resignation of S. Scott Gaille as President of American. Additionally, Mr. Gaille resigned as President of Brenham Oil & Gas Corp. (“Brenham”), a subsidiary of American. Mr. Gaille, in his letter of resignation, a copy of which is attached as Exhibit 17 hereto, stated that his resignation was due to the increasing responsibilities related to his employment with another company. American understands that his new employment position is with another public energy company that required that he resign as President of American and Brenham to avoid any potential conflict of interest.  Mr. Gaille has agreed to continue to serve as a member of Brenham's board of directors.

Mr. Gaille had no disagreements with the operations, policies or practices of American or Brenham.

Mr. Daniel Dror, CEO and Chairman of American and Brenham, has temporarily assumed the position of President of both companies.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR

   CEO AND CHAIRMAN

   Dated: September 12, 2012